SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                         April 30, 2003 (April 25, 2003)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Nevada                      00-29669                 84-1176494
------------------------------   -----------------------    --------------------
 (State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
       of incorporation)                                     Identification No.)



     8100 South Akron Street, Suite 308
     Englewood, Colorado 80112                                     80112
--------------------------------------------------------     -------------------
      (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.   OTHER EVENTS


     On April 25, 2003, at a hearing in Federal District Court, Denver, Colorado which had been scheduled for argument on Saturn's motion for injunctive relief against the company, Saturn agreed to vacate their request for a preliminary injunction, without setting a new date for hearing their motion, as part of certain ongoing settlement discussions.

     The parties have been in litigation since December 2002. For information on the dispute, see the reports on Form 8-K dated January 8, 2003 and February 14, 2003.

     The company and Saturn have reached an agreement in principle to settle the dispute between the parties. If ongoing discussions on the details of a possible settlement are successful, the company will announce that a settlement has been reached in a further Form 8-K report. If the discussions do not result in settlement, that will be announced in a Form 8-K report, in which event the litigation would continue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: April 30, 2003                       By:  /s/  Richard L. Millspaugh
                                                --------------------------------
                                                RICHARD L. MILLSPAUGH
                                                Chief Financial Officer